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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 21, 2003

Western Sierra Bancorp
(Exact Name of Registrant as Specified in Charter)

California (State or Other Jurisdiction of Incorporation)	0-25979 (Commission File Number)	68-0390121 (IRS Employer Identification No.)
4080 Plaza Goldorado Circle, Cameron Park, CA (Address of Principal Executive Offices)	95682 (Zip Code)

Registrant's telephone number, including area code: (530) 677-5600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Regulation FD Disclosure

        Western Sierra Bancorp announced that it has enter into a definitive Agreement and Plan of Reorganization and Merger with Auburn Community Bancorp pursuant to which Auburn Community Bancorp will merge into Western Sierra Bancorp and Auburn Community Bank will become a subsidiary of Western Sierra Bancorp. The press release issued on August 21, 2003 regarding the transaction discussed above appears as an exhibit to this report.

Item 7. Financial Statements and Exhibits

  (c)
  Exhibits

  99.1
  Press release dated August 21, 2003.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Western Sierra Bancorp

Date: August 22, 2003	By:	/s/ ANTHONY J. GOULD
	Name:	Anthony J. Gould
	Title:	Chief Accounting and Financial Officer

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  Item 5. Other Events and Regulation FD Disclosure
  Item 7. Financial Statements and Exhibits
SIGNATURES